Exhibit 5

                      [LETTERHEAD OF DAY, BERRY & HOWARD]

                                                     February 14, 1997

CAI Wireless Systems, Inc.
18 Corporate Woods Boulevard
Albany, NY 12211

Dear Sirs:

       We have acted as counsel with respect to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, as filed by CAI Wireless Systems, Inc., a Connecticut corporation (the "Corporation") with the Securities and Exchange Commission relating to 4,969,091 shares of common stock, no par value, of the Corporation (the "Stock") that may be offered from time to time by certain shareholders of the Corporation (the "Selling Shareholders"). All of the Stock being offered pursuant to the Registration Statement are outstanding shares or shares issuable upon the exercise of outstanding warrants (the "Warrants").

       We have examined the Registration Statement, as amended, originals or copies, certified or otherwise identified to our satisfaction, of the minutes of the Board of Directors of the Corporation, the agreements (the "Warrant Agreements") pursuant to which the Warrants were issued, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of the opinion set forth below. We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to all corresponding originals of all documents submitted to us as copies.

       Based on the foregoing, we are of the opinion that (i) the Stock that was issued to the Selling Stockholders was at the time of such issuance validly issued, fully-paid and non-assessable and (ii) the Stock to be issued upon exercise of the Warrants will, when so issued pursuant to and in accordance with the provisions of the Warrant Agreements, be validly issued, fully paid and non-assessable (assuming that, at the time of such issuance, the Corporation has a sufficient number of authorized and unissued shares or treasury shares available for such issuance.

       We are members of the bar of the State of Connecticut and express no opinion to any matter relating to any law other than the law of the State of Connecticut.

       We consent to the use of this opinion as Exhibit 5, and to the incorporation by reference of our letter dated November 7, 1995 as Exhibit 6, to the aforesaid Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /S/ DAY, BERRY & HOWARD